Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement (No. 333-174245) on Form S-1 of Regional Management Corp. and Subsidiaries of our report dated May 16, 2011, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.
/s/ McGladrey & Pullen, LLP
Raleigh, North Carolina
November 4, 2011